Exhibit 99.1

Actavis Non-GAAP Net Revenue Increases 44% to $4 Billion in Fourth Quarter 2014; Non-GAAP EPS Increases 23% to $3.91; Increases 2015 Standalone Forecast

- Adjusted EBITDA Increases 80% to $1.5 Billion in Fourth Quarter 2014 -

- $12.8 Billion Full Year Non-GAAP Net Revenue Increases 48% -

- $4.5 Billion Full Year Adjusted EBITDA Increases 99% -

- Exceptional Performance across Global Businesses -

- GAAP Loss per Diluted Share in Fourth Quarter of $2.76 -

- Standalone 2015 Forecast Raised to $16.30-$17.30 -

DUBLIN, Feb. 18, 2015 /PRNewswire/ -- Actavis plc (NYSE: ACT) today reported exceptional performance with non-GAAP net revenue increasing 44 percent to $4.01 billion for the quarter ended December 31, 2014, compared to $2.78 billion in the fourth quarter 2013. On a non-GAAP basis, diluted earnings per share increased 23 percent to $3.91 for the fourth quarter 2014, compared to $3.17 per diluted share in the fourth quarter 2013. GAAP revenues increased 46 percent to 4.06 billion for the quarter ended December 31, 2014, compared to $2.78 billion in the fourth quarter 2013. GAAP loss per share for the fourth quarter 2014 was $2.76, compared to GAAP loss per share of $0.86 in the prior year period. GAAP results were impacted by amortization and acquisition-related expenses, including impairments and legal reserves associated with acquired businesses.

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For the fourth quarter 2014, adjusted EBITDA increased 80 percent to $1.5 billion, compared to $817 million for the fourth quarter 2013. Cash flow from operations for the fourth quarter of 2014 was $812 million and cash and marketable securities were $251 million as of December 31, 2014.

For the full year 2014, non-GAAP net revenue increased 48 percent to $12.8 billion, compared to net revenue of $8.7 billion for full year 2013. For the full year 2014, GAAP net revenue increased 51 percent to $13.1 billion, compared to GAAP net revenue of $8.7 billion for full year 2013. On a non-GAAP basis, 2014 earnings per diluted share increased 47 percent to $13.98 per diluted share compared $9.50 per diluted share in 2013. Adjusted EBITDA for the full year 2014 increased 99 percent to $4.5 billion, compared to full year 2013 adjusted EBITDA of $2.2 billion. Cash flow from operations for full year 2014 was $2.2 billion. Full-year 2014 GAAP loss per share was $7.42, compared to GAAP loss per share of $5.27 for full year 2013. GAAP loss per share was attributed largely to amortization and acquisition-related expenses, including impairments and legal reserves associated with acquired businesses. Refer to the attached reconciliation tables for adjustments to GAAP earnings.

Fourth quarter and full year 2014 results for Actavis plc include the contribution from Forest Laboratories businesses acquired on July 1, 2014. Fourth quarter 2014 and 2013 and full year 2014 comparable results include contribution from Warner Chilcott beginning on October 1, 2013. Refer to the attached reconciliation tables for adjustments to GAAP earnings.

Exceptional Performance; Transformative Year

"Our fourth quarter results demonstrate our laser-like commitment to drive strong growth and sustainable value creation across our businesses, while simultaneously executing transformative business development initiatives," said Brent Saunders, CEO and President of Actavis. "In our North American Brands business, six of our top ten brand products saw double-digit growth, including our strongest performers Namenda® franchise, Linzess®, Estrace® Cream, Teflaro® and Bystolic®. In our North American Generics business, strong results were driven by continued performance of our generic versions of Lidoderm® and Concerta®, and fourth quarter launches of generic versions of Intuniv™ and Celebrex®. We continue to invest in expanding our brand and generic portfolios, with nine new product and line extension launches planned in 2015, and industry-leading expansion of our generic pipeline, with 44 Abbreviated New Drug Applications (ANDAs) submitted in 2014. At year end, we had more than 65 first-to-file Abbreviated New Drug Applications (ANDAs) and approximately 230 ANDAs in total pending at the U.S. Food and Drug Administration (FDA). Internationally, our business continues to grow and expand through new product launches, and we have more than 1,200 Marketing Authorization Applications (MAAs) pending outside of North America."

"Without taking the focus off growing our businesses organically, 2014 represented an exceptional period of expansion through mergers and acquisitions. In addition to completion of the Forest Laboratories acquisition in July, we completed and have integrated strategic acquisitions including Furiex Pharmaceuticals and Durata Therapeutics, and entered into the transaction with Rhythm Health for a mid-stage development candidate for the potential treatment of diabetic gastroparesis. Finally, the end of the year was dominated by the news of our plan to acquire Allergan, which when completed in late first quarter or early second quarter of this year, will transform Actavis into a leader in Growth Pharma, with approximately $23 billion in global revenues and $8 billion in free cash flow. Actavis continues to deliver on our performance commitments, while taking bold and decisive steps that will redefine the pharmaceutical landscape for the future."

Fourth Quarter and Full Year 2014 Business Segment Results

North America Brands Segment Information
(unaudited; $ in millions)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Product sales	$ 1,813.4	$ 616.0	$ 4,568.0	$ 995.0
Other revenue	17.5	19.1	63.4	67.5
Net revenues	1,830.9	635.1	4,631.4	1,062.5
Operating expenses:
Cost of sales(1)	593.4	238.0	1,649.0	343.6
Selling and marketing	362.6	128.2	1,057.5	264.8
General and administrative	467.6	159.0	997.4	237.9
Segment contribution	$ 407.3	$ 109.9	$ 927.5	$ 216.2
Segment margin	22.2%	17.3%	20.0%	20.3%

Adjusted gross profit (2)	$ 1,471.7	$ 549.5	$ 3,874.5	$ 876.8
Adjusted gross margin as a percentage of adjusted net revenues (2)	80.4%	86.5%	83.7%	82.5%

Adjusted SG&A as a percentage of adjusted net revenues (3)	27.4%	27.4%	27.2%	32.6%

(1) Cost of sales excludes amortization and impairment of acquired intangibles, including product rights.
(2) Refer to Table 8 included in this release for the reconciliation of net revenues and cost of sales to adjusted gross profit and adjusted gross margin as a percentage of adjusted net revenues.
(3) Refer to Table 9 included in this release for the reconciliation of net revenues and SG&A to adjusted SG&A as a percentage of adjusted net revenues.

North American Brands net revenue increased 188 percent to $1.8 billion in the fourth quarter, primarily driven by the acquisition of Forest and strong sales of key legacy products including Lo Loestrin® and Estrace® Cream. Patients are continuing to convert to our once-daily Namenda XR® product and conversion is approximately 43 percent as of early February 2015.

For the full year 2014, North American Brands segment net revenue increased 336 percent to $4.63 billion, driven by the acquisition of Forest and the full year impact of the Warner Chilcott acquisition.

North American Brands selling and marketing expenses increased to $362.6 million in the fourth quarter of 2014 primarily due to the additional selling and marketing capabilities as a result of the acquisition of Forest.

North American Brands adjusted segment gross margin for the fourth quarter 2014 was 80.4 percent, compared to 86.5 percent in the fourth quarter of 2013. The decrease is largely due to the acquisition of Forest including key products with royalty payments owed as a percentage of net sales, such as the Namenda® franchise and co-promotion payments made for Linzess®.

North America Generics and International Segment Information
(unaudited; $ in millions)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Product sales	$ 1,760.1	$ 1,721.3	$ 6,632.7	$ 6,299.9
Other revenue	22.6	39.9	114.5	118.3
Net revenues	1,782.7	1,761.2	6,747.2	6,418.2
Operating expenses:
Cost of sales(1)	852.2	908.6	3,198.6	3,322.6
Selling and marketing	176.0	179.9	679.9	663.4
General and administrative	151.7	216.0	709.4	756.9
Segment contribution	$ 602.8	$ 456.7	$ 2,159.3	$ 1,675.3
Segment margin	33.8%	25.9%	32.0%	26.1%

Adjusted gross profit (2)	$ 995.1	$ 894.0	$ 3,688.7	$ 3,291.4
Adjusted gross margin as a percentage of adjusted net revenues (2)	57.2%	50.7%	56.5%	51.2%

Adjusted SG&A as a percentage of adjusted net revenues (3)	17.3%	20.1%	19.4%	19.9%

(1) Cost of sales excludes amortization and impairment of acquired intangibles, including product rights.
(2) Refer to Table 8 included in this release for the reconciliation of net revenues and cost of sales to adjusted gross profit and adjusted gross margin as a percentage of adjusted net revenues.
(3) Refer to Table 9 included in this release for the reconciliation of net revenues and SG&A to adjusted SG&A as a percentage of adjusted net revenues.

North American Generics & International net revenue increased 1 percent to $1.78 billion for the fourth quarter 2014 due to strong sales of key products including generic versions of Concerta® and Lidoderm® and new product launches including generic versions of Intuniv™ and Celebrex®, offset by a period-over-period decline of $80 million in revenues associated with the divested Western European assets in April 2014. Fourth quarter North American Generics net revenue was $1.14 billion, up 10 percent from the prior year quarter. Fourth quarter International net revenue was $645 million, down 11.5 percent.

For the full year 2014, North American Generics & International net revenue increased 5 percent to $6.7 billion, including product sales of $6.63 billion and other revenue of $115 million. North American Generics revenues in the segment for the full year 2014 were $4.17 billion, up 7 percent from prior year. International net revenues for the full year 2014 were $2.57 billion, up 3 percent from prior year.

North American Generics & International selling and marketing expenses of $176.0 million for the fourth quarter 2014 was in line with the prior year expenses.

North American Generics & International adjusted gross margin increased to 57.2 percent in the fourth quarter of 2014 from 50.7 percent in the fourth quarter of 2013, primarily as a result of continued strength in our base business and new product launches, coupled with increased revenues resulting from the acquired Forest products sold internationally.

Anda Distribution Segment Information
(unaudited; $ in millions)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Net revenues	$ 443.3	$ 383.0	$ 1,683.7	$ 1,196.9
Operating expenses:
Cost of sales	385.7	324.0	1,456.2	1,024.5
Selling and marketing	29.6	25.8	112.6	92.1
General and administrative	10.7	8.8	36.4	32.7
Segment contribution	$ 17.3	$ 24.4	$ 78.5	$ 47.6
Segment margin	3.9%	6.4%	4.7%	4.0%

Gross profit	$ 57.6	$ 59.0	$ 227.5	$ 172.4
Gross margin	13.0%	15.4%	13.5%	14.4%
SG&A as a percentage of net revenues	9.1%	9.0%	8.8%	10.4%

Anda Distribution delivered its most successful year in its history. Net revenue for the fourth quarter 2014 increased 16 percent to $443.3 million, compared to $383 million in the fourth quarter 2013, as a result of volume increases and new product launches. Anda Distribution segment revenue consists only of sales of third-party products and excludes sales of Actavis' brand and generic products.

Anda Distribution segment gross margin was 13 percent in the fourth quarter of 2014 compared to 15.4 percent in the prior year period.

For the full year 2014, Anda Distribution segment net revenues increased 41 percent to $1.7 billion, compared to $1.2 billion in 2013. This increase was primarily due to volume increases and new product launches. Full year Anda gross margin was 13.5 percent compared to 14.4 percent in 2013.

Other Operating Expenses

In fourth quarter 2014, consolidated GAAP selling, general and administrative (SG&A) expenses were $1.2 billion, an increase of $481 million from the fourth quarter 2013 as a result of the Forest acquisition. The quarter ended December 31, 2014 included charges related to the acquired Forest, Durata and Warner Chilcott businesses, including increases in legal reserves of $174.1 million, stock-based compensation fair market value adjustments of $46.1 million, contract termination expenses of $38.9 million and other acquisition, licensing and restructuring charges, including fees associated with the pending Allergan transaction.

Amortization expense for the fourth quarter 2014 was $877 million, compared to $388.4 million in the fourth quarter of 2013 primarily due to the acquisition of Forest.

For the full year 2014, consolidated GAAP SG&A expenses were $3.6 billion, an increase of $1.5 billion over full year 2013. Full year 2014 SG&A results include acquisition, licensing and restructuring charges primarily relating to the acquisitions of Forest, Furiex, Durata and Warner Chilcott. Refer to table 9 for more information.

Amortization expense for the full year 2014 was $2.6 billion, compared to $843 million in 2013 primarily due to the acquisitions of Forest and Warner Chilcott.

Full Year 2015 Standalone Financial Forecast

Actavis' full year 2015 standalone estimates are based on management's current belief about prescription trends, pricing levels, inventory levels and the anticipated timing of future product launches and events.

  Total Net Revenue is expected to be approximately $15 billion
  Non-GAAP R&D investment is expected to be approximately $1.1 billion
  Non-GAAP Effective Tax Rate is expected to be approximately 16%
  Fully Diluted Shares Outstanding are expected to be approximately 270 million
  Non-GAAP earnings per diluted share is expected to be between $16.30 and $17.30
  SG&A as a percent of Revenues is expected to be approximately 19%

Webcast and Conference Call Details

Actavis plc will host its annual Investor Day today in New York City to discuss fourth quarter and full-year 2014 results and provide an overview of the Company research and development efforts as well as 2015 objectives. The meeting will begin today at 8:30 a.m. EST and will be webcast simultaneously.

In-person attendance at the meeting is by invitation only. The webcast will be available live to investors and the media on the Actavis' Web site or at the following link: http://ir.actavis.com/phoenix.zhtml?p=irol-eventDetails&c=65778&eventID=5184999. To access the webcast replay, go to Actavis' Investor Relations Web site at http://ir.actavis.com.

About Actavis

About Actavis plc (NYSE: ACT), headquartered in Dublin, Ireland, is a unique specialty pharmaceutical company focused on developing, manufacturing and commercializing high quality affordable generic and innovative branded pharmaceutical products for patients around the world.

Actavis markets a broad portfolio of branded and generic pharmaceuticals and develops innovative medicines for patients suffering from diseases principally in the central nervous system, gastroenterology, women's health, urology, cardiovascular, respiratory and anti-infective therapeutic categories. The Company is an industry leader in product research and development, with one of the broadest brand development pipelines in the pharmaceutical industry, and a leading position in the submission of generic product applications. Actavis has commercial operations in more than 60 countries and operates more than 30 manufacturing and distribution facilities around the world.

For more information, visit Actavis' website at www.actavis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this communication that refer to Actavis' estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Actavis' current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as "anticipate," "believe," "plan," "could," "should," "estimate," "expect," "forecast," "outlook," "targets," "guidance," "intend," "may," "might," "will," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Allergan acquisition, including future financial and operating results, Actavis' and Allergan's plans, objectives, expectations and intentions and the expected timing of completion of the transaction. It is important to note that Actavis' goals and expectations are not predictions of actual performance. Actual results may differ materially from Actavis' current expectations depending upon a number of factors affecting Actavis' business, Allergan's business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful closing of, the Allergan acquisition; subsequent integration of the Allergan acquisition and the ability to recognize the anticipated synergies and benefits of the Allergan acquisition; the ability to obtain required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the acquisition), the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain the requisite Allergan and Actavis shareholder approvals; the risk that a condition to closing of the Allergan acquisition may not be satisfied on a timely basis or at all; the failure of the proposed transaction to close for any other reason; risks relating to the value of the Actavis shares to be issued in the transaction; the anticipated size of the markets and continued demand for Actavis' and Allergan's products; Actavis' and Allergan's ability to successfully develop and commercialize new products; Actavis' and Allergan's ability to conform to regulatory standards and receive requisite regulatory approvals; availability of raw materials and other key ingredients; uncertainty and costs of legal actions and government investigations; the inherent uncertainty associated with financial projections; fluctuations in Actavis' operating results and financial condition, particularly given our manufacturing and sales of branded and generic products; risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs, and adverse tax consequences; the adverse impact of substantial debt and other financial obligations on the ability to fulfill and/or refinance debt obligations; risks associated with relationships with employees, vendors or key customers as a result of acquisitions of businesses, technologies or products; our compliance with federal and state healthcare laws, including laws related to fraud, abuse, privacy security and others; risks of the generic industry generally; generic product competition with our branded products; uncertainty associated with the development of commercially successful branded pharmaceutical products; uncertainty associated with development and approval of commercially successful biosimilar products; costs and efforts to defend or enforce technology rights, patents or other intellectual property; expiration of Actavis' and Allergan's patents on our branded products and the potential for increased competition from generic manufacturers; risks associated with owning the branded and generic version of a product; competition between branded and generic products; the ability of branded product manufacturers to limit the production, marketing and use of generic products; Actavis' and Allergan's ability to obtain and afford third-party licenses and proprietary technology we need; Actavis' and Allergan's potential infringement of others' proprietary rights; our dependency on third-party service providers and third-party manufacturers and suppliers that in some cases may be the only source of finished products or raw materials that we need; Actavis' competition with certain of our significant customers; the impact of our returns, allowance and chargeback policies on our future revenue; successful compliance with governmental regulations applicable to Actavis' and Actavis' respective third party providers' facilities, products and/or businesses; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; Actavis' and Allergan's vulnerability to and ability to defend against product liability claims and obtain sufficient or any product liability insurance; Actavis' and Allergan's ability to retain qualified employees and key personnel; the effect of intangible assets and resulting impairment testing and impairment charges on our financial condition; Actavis' ability to obtain additional debt or raise additional equity on terms that are favorable to Actavis; difficulties or delays in manufacturing; our ability to manage environmental liabilities; global economic conditions; Actavis' ability to continue foreign operations in countries that have deteriorating political or diplomatic relationships with the United States; Actavis' and Allergan's ability to continue to maintain global operations; risks associated with tax liabilities, or changes in U.S. federal or international tax laws to which we are subject, including the risk that the Internal Revenue Service disagrees that Actavis is a foreign corporation for U.S. federal tax purposes; risks of fluctuations in foreign currency exchange rates; risks associated with cyber-security and vulnerability of our information and employee, customer and business information that Actavis stores digitally; Actavis' ability to maintain internal control over financial reporting; changes in the laws and regulations, affecting among other things, availability, pricing and reimbursement of pharmaceutical products; the highly competitive nature of the pharmaceutical industry; Actavis' ability to successfully navigate consolidation of our distribution network and concentration of our customer base; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; developments regarding products once they have reached the market and such other risks and uncertainties detailed in Actavis' periodic public filings with the SEC, including but not limited to Actavis' Annual Report on Form 10-K for the year ended December 31, 2014, as amended from time to time in Actavis' other investor communications. Except as expressly required by law, Actavis disclaims any intent or obligation to update or revise these forward-looking statements.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between Actavis and Allergan, Actavis has filed with the SEC a registration statement on Form S-4, including Amendment No. 1 thereto, that contains a joint proxy statement of Actavis and Allergan that also constitutes a prospectus of Actavis. The registration statement was declared effective by the SEC on January 26, 2015. Each of Actavis and Allergan commenced mailing the joint proxy statement/prospectus to its shareholders or its stockholders on January 28, 2015. INVESTORS AND SECURITY HOLDERS OF ACTAVIS AND ALLERGAN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by Actavis and Allergan through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Actavis are available free of charge on Actavis' internet website at www.Actavis.com or by contacting Actavis' Investor Relations Department at (862) 261-7488. Copies of the documents filed with the SEC by Allergan are available free of charge on Allergan's internet website at www.Allergan.com or by contacting Allergan's Investor Relations Department at (714) 246-4766.

Participants in the Merger Solicitation

Actavis, Allergan, their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Actavis and Allergan shareholders in connection with the proposed merger is set forth in the joint proxy statement/prospectus. Information about the directors and executive officers of Allergan is set forth in its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 26, 2014 and certain of its Current Reports on Form 8-K. Information about the directors and executive officers of Actavis is set forth in Actavis' proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 28, 2014 and certain of Actavis' Current Reports on Form 8-K. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus filed with the above-referenced registration statement on Form S-4 and other relevant materials to be filed with the SEC when they become available.

The following table presents Actavis plc's results of operations for the three and twelve months ended December 31, 2014 and 2013:

				Table 1
ACTAVIS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2014	2013	2014	2013

Net revenues	$ 4,056.9	$ 2,779.3	$ 13,062.3	$ 8,677.6

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	1,831.3	1,470.6	6,303.8	4,690.7
Research and development	364.6	184.8	1,085.9	616.9
Selling, general and administrative	1,198.2	717.7	3,593.2	2,047.8
Amortization	876.8	388.4	2,597.5	842.7
Goodwill impairment	17.3	-	17.3	647.5
In-process research and development impairments	103.0	0.5	424.3	4.9
Loss on assets held for sale	178.0	42.7	190.8	42.7
Asset sales, impairments and contingent consideration adjustment, net	117.3	42.6	117.2	207.6
Total operating expenses	4,686.5	2,847.3	14,330.0	9,100.8
Operating (loss)	(629.6)	(68.0)	(1,267.7)	(423.2)

Non-operating income (expense):
Interest income	5.1	1.4	8.9	4.8
Interest expense	(127.8)	(77.7)	(411.8)	(239.8)
Other income (expense), net	(42.6)	(2.5)	(41.5)	19.8
Total other income (expense), net	(165.3)	(78.8)	(444.4)	(215.2)
(Loss) before income taxes and noncontrolling interest	(794.9)	(146.8)	(1,712.1)	(638.4)
(Benefit) / provision for income taxes	(62.0)	1.7	(81.9)	112.7
Net (loss)	(732.9)	(148.5)	(1,630.2)	(751.1)
Loss / (income) attributable to noncontrolling interest	-	0.1	(0.3)	0.7
Net (loss) attributable to ordinary shareholders	$ (732.9)	$ (148.4)	$ (1,630.5)	$ (750.4)

(Loss) per share attributable to ordinary shareholders:
Basic	$ (2.76)	$ (0.86)	$ (7.42)	$ (5.27)
Diluted	$ (2.76)	$ (0.86)	$ (7.42)	$ (5.27)

Weighted average shares outstanding:
Basic	265.1	173.5	219.7	142.3
Diluted	265.1	173.5	219.7	142.3

The following table details product revenue for significant products within the North American Brands segment for the three and twelve months ending December 31, 2014 and 2013.

				Table 2
ACTAVIS PLC
NORTH AMERICA BRANDS SEGMENT REVENUE
(Unaudited; in millions)

	Three Months		Twelve Months
	December 31,		December 31,
	2014	2013	2014	2013
North American Brands
CNS
Namenda Franchise	$ 471.7	$ -	$ 899.3	$ -
Viibyrd® / Fetzima ®	73.9	-	140.3	-
Saphris ®	33.1	-	69.9	-
Other CNS	25.6	-	49.4	-
Total CNS	604.3	-	1,158.9	-
Gastroenterology
Delzicol®/Asacol® HD	145.6	150.2	564.0	150.2
Linzess®/Costella ™	94.4	-	174.4	-
Carafate ® / Sulcrate ®	49.9	-	92.2	-
Canasa ® / Salofalk ®	51.8	-	86.6	-
Zenpep ®, Ultrase ® & Viokace ®	37.8	-	71.9	-
Other Gastroenterology	9.0	-	17.5	-
Total Gastroenterology	388.5	150.2	1,006.6	150.2
Women's Health
Lo Loestrin® Fe	75.1	63.3	277.1	63.3
Minastrin® 24 Fe	59.5	55.7	217.9	55.7
Estrace® Cream	80.3	60.7	258.2	60.7
Other Women's Health	52.5	44.9	199.0	113.1
Total Women's Health	267.4	224.6	952.2	292.8
Cardiovascular, Respiratory & Acute Care
Bystolic®	154.0	-	292.6	-
Daliresp ®	31.7	-	61.7	-
Tudorza ®	30.2	-	58.6	-
Total Cardiovascular, Respiratory & Acute Care	215.9	-	412.9	-
Urology	75.9	86.0	289.2	258.6
Infectious Disease	36.0	-	56.2	-
Dermatology/Established Brands	242.9	174.3	755.4	360.9
Total North American Brands	$ 1,830.9	$ 635.1	$ 4,631.4	$ 1,062.5

The following table presents Actavis plc's Condensed Consolidated Balance Sheets as of December 31, 2014 and December 31, 2013.

		Table 3
ACTAVIS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)
	December 31,	December 31,
	2014	2013

Assets
Cash and cash equivalents	$ 250.0	$ 329.0
Marketable securities	1.0	2.5
Accounts receivable, net	2,372.3	1,404.9
Inventories	2,075.5	1,786.3
Other current assets	1,233.7	641.0
Assets held for sale	949.2	271.0
Property, plant and equipment, net	1,594.7	1,616.8
Investments and other assets	342.8	242.3
Product rights and other intangibles, net	19,188.4	8,234.5
Goodwill	24,521.5	8,197.6
Total assets	$ 52,529.1	$ 22,725.9

Liabilities & Equity
Current liabilities (excluding held for sale)	$ 4,992.7	$ 3,048.3
Liabilities held for sale	25.9	246.6
Long-term debt and capital leases	14,846.3	8,517.4
Deferred income taxes and other liabilities	4,328.7	1,376.5
Total equity	28,335.5	9,537.1
Total liabilities and equity	$ 52,529.1	$ 22,725.9

The following table presents Actavis plc's Condensed Consolidated Statements of Cash Flows for the three and twelve months ended December 31, 2014 and 2013.

Table 4
ACTAVIS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In millions)
	There Months Ended December 30,		Years Ended December 31,
	2014	2013	2014	2013
Cash Flows From Operating Activities:
Net (loss)	$ (732.9)	$ (148.5)	$(1,630.2)	$ (751.1)
Reconciliation to net cash provided by operating activities:
Depreciation	61.2	54.3	230.9	202.0
Amortization	876.8	388.4	2,597.5	842.7
Provision for inventory reserve	45.9	63.3	156.1	113.8
Share-based compensation	108.6	57.8	368.0	133.6
Deferred income tax benefit	(277.6)	(105.0)	(690.1)	(275.0)
(Earnings) loss on equity method investments	(3.8)	(2.4)	(6.1)	(5.7)
Gain on sale of securities	-	-	(4.3)	-
Goodwill impairment	17.3	-	17.3	647.5
In-process research and development impairments	103.0	0.5	424.3	4.9
Loss / (gain) on asset sale and impairment, net	117.3	31.8	143.1	55.9
Amortization of inventory step up	282.5	173.5	985.8	267.0
Amortization of deferred financing costs	52.8	4.6	87.2	10.3
Increase / (decrease) in allowance for doubtful accounts	1.6	0.2	11.9	(0.3)
Accretion of preferred stock and contingent payment consideration	7.1	4.9	20.7	11.4
Contingent consideration fair value adjustment	(54.1)	(7.6)	(91.9)	148.6
Non-cash impact of debt extinguishment	-	-	(91.7)	-
Excess tax benefit from stock-based compensation	(28.4)	0.2	(51.1)	(69.0)
Impact of assets held for sale	178.0	42.7	190.8	42.7
Other, net	33.9	(4.5)	6.7	(2.2)
Changes in assets and liabilities (net of effects of acquisitions):			-	-
Decrease / (increase) in accounts receivable, net	(245.5)	47.8	(611.1)	19.1
Decrease / (increase) in inventories	59.5	53.4	(207.2)	(213.1)
Decrease / (increase) in prepaid expenses and other current assets	(39.9)	(12.1)	29.4	49.9
Increase / (decrease) in accounts payable and accrued expenses	124.2	(39.9)	416.5	(20.4)
Increase / (decrease) in deferred revenue	(10.7)	4.5	(21.9)	28.2
Increase / (decrease) in income and other taxes payable	170.6	79.3	29.7	7.4
Increase / (decrease) in other assets and liabilities	(35.8)	(35.5)	(67.3)	(34.7)
Total adjustments	1,544.5	800.2	3,873.2	1,964.6
Net cash provided by operating activities	811.6	651.7	2,243.0	1,213.5
Cash Flows From Investing Activities:
Additions to property, plant and equipment	(64.5)	(60.5)	(238.6)	(177.9)
Additions to product rights and other intangibles	(36.0)	(125.0)	(36.1)	(130.0)
Additions to marketable securities and other investments	-	-	(1.0)	-
Proceeds from sales of property, plant and equipment	1.7	1.2	13.7	7.1
Proceeds from sales of marketable securities and other investments	-	8.2	12.0	33.2
Proceeds from sales of assets	-	4.5	441.7	4.5
Acquisitions of business, net of cash acquired	(639.7)	179.5	(5,562.3)	(15.1)
Other investing activities, net	-	2.9	-	2.9
Net cash (used in/provided by) investing activities	(738.5)	10.8	(5,370.6)	(275.3)
Cash Flows From Financing Activities:
Proceeds from borrowings of long-term indebtedness	-	1,757.3	8,076.2	1,882.3
Proceeds from borrowings on credit facility	1,200.0	555.0	1,280.0	555.0
Debt issuance and other financing costs	(166.1)	(6.9)	(224.3)	(7.4)
Payments on debt, including capital lease obligations	(1,251.5)	(2,968.9)	(6,127.0)	(3,229.5)
Proceeds from stock plans	62.6	4.0	105.9	48.0
Payments of contingent consideration	(1.7)	(1.2)	(14.3)	(4.3)
Repurchase of ordinary shares	(30.4)	(4.6)	(130.1)	(170.0)
Acquisition of noncontrolling interest	-	-	-	(10.4)
Excess tax benefit from stock-based compensation	28.4	(0.2)	51.1	69.0
Net cash (used in) / provided by financing activities	(158.7)	(665.5)	3,017.5	(867.3)
Effect of currency exchange rate changes on cash and cash equivalents	(3.8)	1.0	(5.9)	(23.9)
Movement in cash held for sale	-	(37.0)	37.0	(37.0)
Net (decrease) / increase in cash and cash equivalents	(89.4)	(39.0)	(79.0)	10.0
Cash and cash equivalents at beginning of period	339.4	368.0	329.0	319.0
Cash and cash equivalents at end of period	$ 250.0	$ 329.0	$ 250.0	$ 329.0

The following table presents a reconciliation of reported net (loss) and diluted earnings per share to non-GAAP net income and diluted earnings per share for the three months and twelve months ended December 31, 2014 and 2013:

					Table 5
ACTAVIS PLC
RECONCILIATION TABLE
(Unaudited; in millions except per share amounts)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2014	2013	2014	2013

GAAP to non-GAAP net income calculation

	Reported GAAP net (loss) attributable to ordinary shareholders	$ (732.9)	$ (148.4)	$ (1,630.5)	$ (750.4)
	Adjusted for:
	Amortization	876.8	388.4	2,597.5	842.7
	Global supply chain initiative(1)	15.5	17.9	54.1	68.4
	Acquisition and licensing charges (2)	571.9	317.5	1,789.0	697.8
	Accretion on contingent liabilities	7.3	4.5	20.8	11.0
	Impairment/asset sales and related costs	380.3	82.5	706.4	749.1
	Non-recurring losses (gains)	-	16.5	84.5	14.6
	Legal settlements	176.0	1.9	167.5	47.7
	Income taxes on items above	(244.3)	(126.1)	(676.6)	(308.6)
	Non-GAAP net income attributable to ordinary shareholders	$ 1,050.6	$ 554.7	$ 3,112.7	$ 1,372.3

Diluted earnings per share

	Diluted (loss) earnings per share - GAAP	$ (2.76)	$ (0.86)	$ (7.42)	$ (5.27)

	Diluted earnings per share - Non-GAAP	$ 3.91	$ 3.17	$ 13.98	$ 9.50

	Basic weighted average common shares outstanding	265.1	173.5	219.7	142.3
	Effect of dilutive securities:
	Dilutive shares	3.4	1.4	3.0	2.1
	Diluted weighted average common shares outstanding	268.5	174.9	222.7	144.4

(1)	Includes accelerated depreciation charges.

(2)	Includes stock-based compensation due to the Warner Chilcott, Furiex, Durata and Forest acquisitions.

The following table presents a reconciliation of reported net (loss) for the three and twelve months ended December 31, 2014 and 2013 to adjusted EBITDA:

				Table 6
ACTAVIS PLC
ADJUSTED EBITDA, RECONCILIATION TABLE
(Unaudited; in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

GAAP net (loss) attributable to ordinary shareholders	$ (732.9)	$ (148.4)	$ (1,630.5)	$ (750.4)
Plus:
Interest expense	127.8	77.7	411.8	239.8
Interest income	(5.1)	(1.4)	(8.9)	(4.8)
(Benefit) / provision for income taxes	(62.0)	1.7	(81.9)	112.7
Depreciation (includes accelerated depreciation)	61.2	54.3	230.9	202.0
Amortization	876.8	388.4	2,597.5	842.7
EBITDA	265.8	372.3	1,518.9	642.0
Adjusted for:
Global supply chain initiative	13.8	9.5	38.6	32.2
Acquisition and licensing and other charges	505.1	272.1	1,519.3	614.2
Impairment/asset sales and related costs	380.3	82.5	706.4	749.1
Non-recurring losses (gains)	-	16.5	84.5	14.6
Legal settlements	176.0	1.9	167.5	47.7
Accretion on contingent liabilities	7.3	4.5	20.8	11.0
Share-based compensation	124.7	57.8	400.7	133.6
Adjusted EBITDA	$ 1,473.0	$ 817.1	$ 4,456.7	$ 2,244.4

The following table presents a reconciliation of expected adjusted earnings per share with expected GAAP earnings per share for the twelve months ending December 31, 2015:

		Table 7

(Unaudited; $ in millions)	Twelve Months Ending December 31, 2015

GAAP to non-GAAP net income calculation	Low	High

Reported GAAP net income attributable to ordinary shareholders	$ 1,373.2	$ 1,644.4
Adjusted for:
Amortization	3,040.3	3,040.3
Global supply chain initiative (1)	5.0	5.0
Acquisition and licensing charges (2)	420.4	420.4
Accretion on contingent liabilities	25.5	25.5
Impairment/asset sales and related costs	(20.0)	(20.0)
Non-recurring losses (gains)	-	-
Legal settlements	-	-
Income taxes on items above	(438.9)	(438.9)
Non-GAAP net income attributable to ordinary shareholders	$ 4,405.5	$ 4,676.7

Diluted earnings per share

Diluted earnings per share - GAAP	$ 5.08	$ 6.08

Diluted earnings per share - Non-GAAP	$ 16.30	$ 17.30

Basic weighted average ordinary shares outstanding	266.0	266.0
Effect of dilutive securities:
Dilutive share-based compensation arrangements	4.3	4.3
Diluted weighted average ordinary shares outstanding	270.3	270.3

(1) Includes accelerated depreciation charges.

(2) Includes fair value step-up of stock-based compensation.

The following table presents a reconciliation of reported net revenues and cost of sales by segment for the three and twelve months ended December 31, 2014 and 2013 to adjusted net revenues, adjusted cost of sales, adjusted gross profit and adjusted gross margin as a percentage of adjusted net revenues:

								Table 8
ACTAVIS PLC
ADJUSTED GROSS MARGIN AS A PERCENTAGE OF ADJUSTED NET REVENUES

	Three Months Ended				Three Months Ended
	December 31, 2014				December 31, 2013
(Unaudited; $ in millions)	North American Brands	North American Generics and International	Anda Distribution	Total	North American Brands	North American Generics and International	Anda Distribution	Total

Net Revenues:
Net revenues	$ 1,830.9	$ 1,782.7	$ 443.3	$4,056.9	$ 635.1	$ 1,761.2	$ 383.0	$2,779.3
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	-	6.1	-	6.1	-	0.4	-	0.4
Operating results of assets held for sale / sold	-	(48.1)	-	(48.1)	-	-	-	-
Manufacturing and supply contract termination payment	-	-	-	-	-	-	-	-
Adjusted net revenues	$ 1,830.9	$ 1,740.7	$ 443.3	$4,014.9	$ 635.1	$ 1,761.6	$ 383.0	$2,779.7

Cost of Sales (1):
Cost of Sales	$ 593.4	$ 852.2	$ 385.7	$1,831.3	$ 238.0	$ 908.6	$ 324.0	$1,470.6
Adjustments to cost of sales ((remove from) / add to)
Integration and restructuring	(4.4)	1.0	-	(3.4)	-	(2.3)	-	(2.3)
Contingent consideration fair value and accretion adjustment	12.0	-	-	12.0	(0.3)	(0.9)	-	(1.2)
Operating results of assets held for sale / sold	-	(49.8)	-	(49.8)	-	(0.8)	-	(0.8)
Operational Excellence Initiative	-	(15.2)	-	(15.2)	-	(15.9)	-	(15.9)
Acquisition accounting fair market value adjustment to stock-based compensation	(1.9)	-	-	(1.9)	-	-	-	-
Purchase accounting adjustments	(239.9)	(42.6)	-	(282.5)	(152.1)	(21.1)	-	(173.2)
Adjusted cost of sales	$ 359.2	$ 745.6	$ 385.7	$1,490.5	$ 85.6	$ 867.6	$ 324.0	$1,277.2

Adjusted gross profit	1,471.7	995.1	57.6	2,524.4	549.5	894.0	59.0	1,502.5
Adjusted gross margin as a percentage of adjusted net revenues	80.4%	57.2%	13.0%	62.9%	86.5%	50.7%	15.4%	54.1%

(1) Cost of sales excludes amortization and impairment of acquired intangibles, including product rights.
	Year Ended				Year Ended
	December 31, 2014				December 31, 2013
(Unaudited; $ in millions)	North American Brands	North American Generics and International	Anda Distribution	Total	North American Brands	North American Generics and International	Anda Distribution	Total

Net Revenues:
Net revenues	$ 4,631.4	$ 6,747.2	$ 1,683.7	$13,062.3	$ 1,062.5	$ 6,418.2	$ 1,196.9	$8,677.6
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	-	16.4	-	16.4	0.4	6.3	-	6.7
Operating results of assets held for sale	-	(231.9)	-	(231.9)	-	-	-	-
Manufacturing and supply contract termination payment	-	-	-	-	-	5.0	-	5.0
Adjusted net revenues	$ 4,631.4	$ 6,531.7	$ 1,683.7	$12,846.8	$ 1,062.9	$ 6,429.5	$ 1,196.9	$8,689.3

Cost of Sales (1):
Cost of Sales	$ 1,649.0	$ 3,198.6	$ 1,456.2	$6,303.8	$ 343.6	$ 3,322.6	$ 1,024.5	$4,690.7
Adjustments to cost of sales ((remove from) / add to)
Integration and restructuring	(18.4)	1.3	-	(17.1)	-	(6.1)	-	(6.1)
Contingent consideration fair value and accretion adjustment	9.9	(6.0)	-	3.9	(5.4)	(2.3)	-	(7.7)
Operating results of assets held for sale / sold	-	(194.4)	-	(194.4)	-	(0.8)	-	(0.8)
Operational Excellence Initiative	-	(45.9)	-	(45.9)	-	(60.7)	-	(60.7)
Acquisition accounting fair market value adjustment to stock-based compensation	(7.8)	-	-	(7.8)	-	-	-	-
Purchase accounting adjustments	(875.8)	(110.6)	-	(986.4)	(152.1)	(114.6)	-	(266.7)
Adjusted cost of sales	$ 756.9	$ 2,843.0	$ 1,456.2	$5,056.1	$ 186.1	$ 3,138.1	$ 1,024.5	$4,348.7

Adjusted gross profit	3,874.5	3,688.7	227.5	7,790.7	876.8	3,291.4	172.4	4,340.6
Adjusted gross margin as a percentage of adjusted net revenues	83.7%	56.5%	13.5%	60.6%	82.5%	51.2%	14.4%	50.0%

(1) Cost of sales excludes amortization and impairment of acquired intangibles, including product rights.

The following table presents a reconciliation of reported net revenues and SG&A by segment for the three and twelve months ended December 31, 2014 and 2013 to adjusted net revenues, adjusted SG&A as a percentage of adjusted net revenues:

								Table 9
ACTAVIS PLC
ADJUSTED SG&A AS A PERCENTAGE OF ADJUSTED NET REVENUES

	Three Months Ended				Three Months Ended
	December 31, 2014				December 31, 2013
(Unaudited; $ in millions)	North American Brands	North American Generics and International	Anda Distribution	Total	North American Brands	North American Generics and International	Anda Distribution	Total

Net Revenues:
Net revenues	$ 1,830.9	$ 1,782.7	$ 443.3	$4,056.9	$ 635.1	$ 1,761.2	$ 383.0	$2,779.3
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	-	6.1	-	6.1	-	0.4	-	0.4
Operating results of assets held for sale / sold	-	(48.1)	-	(48.1)	-	-	-	-
Manufacturing and supply contract termination payment	-	-	-	-	-	-	-	-
Adjusted net revenues	$ 1,830.9	$ 1,740.7	$ 443.3	$4,014.9	$ 635.1	$ 1,761.6	$ 383.0	$2,779.7

SG&A:
SG&A	$ 830.2	$ 327.7	$ 40.3	$1,198.2	$ 287.2	$ 395.9	$ 34.6	$717.7
Adjustments to SG&A ((remove from) / add to)
Legal matters	(176.0)	-	-	(176.0)	-	(1.9)	-	(1.9)
Acquisition, integration & restructuring expenses	(36.7)	(22.9)	-	(59.6)	(113.4)	(36.0)	-	(149.4)
Acquisition related costs	(30.9)	(3.0)	-	(33.9)	-	-	-	-
U.S. Branded Pharma fee	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-
Global supply chain initiative accelerated depreciation and severance costs	-	-	-	-	-	(1.0)	-	(1.0)
Contract termination payments	(38.9)	-	-	(38.9)	-	-	-	-
Operating results for assets held for sale / sold	-	-	-	-	-	-	-	-
Acquisition accounting fair market value adjustment to stock-based compensation	(46.1)	-	-	(46.1)	-	-	-	-
Costs associated with holding assets out for sale	-	-	-	-	-	(2.5)	-	(2.5)
Adjusted SG&A	$ 501.6	$ 301.8	$ 40.3	$843.7	$ 173.8	$ 354.5	$ 34.6	$562.9

Adjusted SG&A as a percentage of adjusted net revenues	27.4%	17.3%	9.1%	21.0%	27.4%	20.1%	9.0%	20.3%

	Year Ended				Year Ended
	December 31, 2014				December 31, 2013
(Unaudited; $ in millions)	North American Brands	North American Generics and International	Anda Distribution	Total	North American Brands	North American Generics and International	Anda Distribution	Total

Net Revenues:
Net revenues	$ 4,631.4	$ 6,747.2	$ 1,683.7	$13,062.3	$ 1,062.5	$ 6,418.2	$ 1,196.9	$8,677.6
Adjustments to net revenue ((remove from) / add to)
Purchase accounting adjustments	-	16.4	-	16.4	0.4	6.3	-	6.7
Operating results of assets held for sale / sold	-	(231.9)	-	(231.9)	-	-	-	-
Manufacturing and supply contract termination payment	-	-	-	-	-	5.0	-	5.0
Adjusted net revenues	$ 4,631.4	$ 6,531.7	$ 1,683.7	$12,846.8	$ 1,062.9	$ 6,429.5	$ 1,196.9	$8,689.3

SG&A:
SG&A	$ 2,054.9	$ 1,389.3	$ 149.0	$3,593.2	$ 502.7	$ 1,420.3	$ 124.8	$2,047.8
Adjustments to SG&A ((remove from) / add to)
Legal matters	(168.5)	1.0	-	(167.5)	-	(47.7)	-	(47.7)
Acquisition, integration & restructuring expenses	(167.4)	(55.0)	-	(222.4)	(136.0)	(66.3)	-	(202.3)
Acquisition related expenses	(99.1)	(15.8)	-	(114.9)	(20.7)	(20.6)	-	(41.3)
U.S. Branded Pharma fee	(105.0)	(10.8)	-	(115.8)	-	-	-	-
Other	-	1.4	-	1.4	-	-	-	-
Global supply chain initiative accelerated depreciation and severance costs	-	(6.4)	-	(6.4)	-	(3.8)	-	(3.8)
Contract termination payments	(48.9)	-	-	(48.9)	-	-	-	-
Operating results for assets held for sale / sold	-	(33.5)	-	(33.5)	-	-	-	-
Acquisition accounting fair market value adjustment to stock-based compensation	(207.8)	-	-	(207.8)	-	-	-	-
Costs associated with holding assets out for sale	-	(5.7)	-	(5.7)	-	(2.5)	-	(2.5)
Adjusted SG&A	$ 1,258.2	$ 1,264.5	$ 149.0	$2,671.7	$ 346.0	$ 1,279.4	$ 124.8	$1,750.2

Adjusted SG&A as a percentage of adjusted net revenues	27.2%	19.4%	8.8%	20.8%	32.6%	19.9%	10.4%	20.1%

The following table presents a reconciliation of expected GAAP Research & Development expense to adjusted Research & Development expense for the three and twelve months ended December 31, 2014:

								Table 10
ACTAVIS PLC
ADJUSTED R&D EXPENSE

	Three Months Ended December 31, 2014				Year Ended December 31, 2014
(Unaudited; $ in millions)	Generic Development	Brand Development	Biosimilar Development	Total	Generic Development	Brand Development	Biosimilar Development	Total
Research and Development expense	$ 121.4	$ 221.5	$ 21.7	$ 364.6	$ 474.9	$ 512.1	$ 98.9	$1,085.9
Adjustments to research and development ((remove from) / add to)
Contingent consideration fair value adjustments	(0.4)	23.6	-	23.2	(0.4)	42.9	-	42.5
Write-off of contingent consideration	-	16.0	-	16.0	-	40.7	-	40.7
Accretion expense	-	(3.9)	-	(3.9)	-	(15.3)	-	(15.3)
Operating results for assets held for sale	-	-	-	-	(2.7)	-	-	(2.7)
Brand related milestone payments and upfront option payments	(1.8)	(48.1)	-	(49.9)	(1.8)	(65.2)	-	(67.0)
Accelerated depreciation and product transfer costs	(0.3)	-	-	(0.3)	(1.8)	-	-	(1.8)
Acquisition, integration & restructuring expenses	-	(7.9)	-	(7.9)	(1.7)	(26.4)	-	(28.1)
Acquisition accounting fair market value adjustment to stock- based compensation	(1.8)	(18.9)	-	(20.7)	(1.8)	(65.0)	-	(66.8)
Acquisition related settlements	-	-	-	-	-	(0.3)	-	(0.3)
Adjusted research and development expense	$ 117.1	$ 182.3	$ 21.7	$ 321.1	$ 464.7	$ 423.5	$ 98.9	$ 987.1

CONTACTS:	Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

David Belian
(862) 261-8141